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                                                                   EXHIBIT 10.15

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is executed as of this 17th day of May, 1996, by and between RADIO SYSTEMS CORPORATION, a Tennessee corporation with principal offices in Knoxville, Tennessee ("Borrower") and FIRST AMERICAN NATIONAL BANK, a national banking association with principal offices in Nashville, Tennessee ""Lender");

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement dated April 3, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated October 25, 1995 (collectively, the "Agreement"), pursuant to which Lender has made available to Borrower a line of credit in the maximum principal amount of $5,000,000, as described therein; and

         WHEREAS, Borrower and Lender desire to further amend the Agreement in certain respects;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt. and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Article I of the Agreement is hereby amended by substituting the following definitions for the existing definitions of the following terms:

                  "Borrowing Base" shall mean an aggregate amount equal to the sum of (a) seventy percent (70%) of Eligible Receivables, plus (b) the lesser of forty percent (40%) of Eligible Inventory or the Inventory Borrowing Limit.

                  "Eligible Receivables" shall mean Receivables arising out of the sale or other disposition of Borrower's Inventory or the rendering of services to Borrower's customers, excluding (a) all Receivables that have been outstanding for more than sixty (60) days after the due dates of the corresponding invoices or more than one hundred eighty (180) days after the dates of the corresponding invoices, (b) all Receivables owing from any account debtor if more than fifty percent (50%) of the Receivables owed to Borrower by such account debtor are otherwise ineligible, (c) all returns, allowances, discounts, credits and contra items, (d) all amounts owed from employees, officers, shareholders, directors or affiliates and all intra-company items, (e) any Receivables evidenced by instruments or chattel paper that have not been endorsed and delivered to Lender by Borrower, and (g) all other items which Lender in its sole discretion determines to be ineligible.

                  "Inventory Borrowing Limit" shall mean $800,000.

                  "Line of Credit" shall mean the revolving line of credit Lender has made available to Borrower pursuant to the terms and conditions of the Agreement, in the maximum principal amount not exceeding the Line of Credit Borrowing Limit.

                  "Line of Credit Borrowing Limit" shall mean $4,000,000.

                  "Line of Credit Interest Rate" shall mean an annual rate equal to the lesser of (a) the maximum contract rate of interest permitted to be charged under applicable law or (b) the


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         interest rate from time to time designated by Lender as its "Index
         Rate" plus two percentage points (2%), computed on the basis of a 360-day year, actual number of days elapsed, adjusted daily as the Index Rate changes; provided, however, such rate shall be reduced to
         (a) the Index Rate plus one and three-quarters percentage points (1 3/4%) so long as no Event of Default exists hereunder and Borrower's tangible net worth (as defined in Section 6.2 of this Agreement) is not less than $2,750,000 as of September 30, 1996, and (b) the Index Rate plus one and one-half percentage points (1 1/2%) so long as no Event of Default exists and Borrower's tangible net worth (as defined in Section
         6.2 of this Agreement) is not less than $3,000,000 as of December 31, 1996. Adjustments in the Line of Credit Interest Rate shall be effective as of September 30, 1996, or December 31, 1996, as applicable, based upon Lender's satisfactory review of Borrower's financial statements for the applicable period (with adjustments to be made, if necessary, based upon Borrower's audited financial statements, effective December 31, 1996).

                  "Line of Credit Termination Date" shall mean June 30, 1997.

                  "Note" shall mean that certain Amended and Restated Master Secured Promissory Note dated May 17, 1996, in the principal amount not exceeding the Line of Credit Borrowing Limit, made and executed by Borrower, payable to the order of Lender, evidencing the indebtedness of Borrower to Lender in connection with the Line of Credit, together with any and all extensions, modifications, renewals and/or replacements thereof.

         2. Assignment of Life Insurance. The Secured Obligations shall be additionally secured by a Collateral Assignment of Life Insurance Policy on the life of Randal Boyd, in an amount not less than $500,000 (the "Assignment"). The definition of "Security Instruments" is hereby amended to include the Assignment.

         3.       Financial Covenants. Subsection 6.2 (Net Worth Requirements),
6.3 (Debt to Worth Ratio), 6.4 (Interest Coverage Ratio) and 6.5 (Subordinated
Debt) are hereby amended to provide as follows:

                  6.2 Net Worth Requirements. Borrower shall at all times maintain a minimum tangible net worth of $2,200,000 from June 30, 1996 through September 29, 1996; $2,300,000 from September 30, 1996 through December 30, 1996; and $2,400,000 thereafter. For purposes of this covenant "tangible net worth" shall refer to Borrower's total assets minus total liabilities minus prepaids, intangibles and amounts due from affiliates plus any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender, all determined in accordance with generally accepted accounting principles consistently applied.

                  6.3 Debt to Worth Ratio. Borrower shall at all times maintain a ratio of total liabilities (exclusive of any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender) to tangible net worth of not more than 1.75 to
         1.0. For purposes of this covenant, "tangible net worth" shall have the meaning set forth in Section 6.2 hereof.

                  6.4 Interest Coverage Ratio. Borrower shall maintain a ratio of income before interest and taxes to interest expense, all determined in accordance with generally accepted accounting principles consistently applied, calculated quarterly on a year-to-date basis, of not less than 1.25 to 1.0.

                  6.5 Subordinated Debt. Any and all indebtedness of Borrower to Sirrom Capital Corporation, together with any and all future indebtedness of Borrower to its shareholders or


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         any other investors in Borrower, shall be subordinated to the indebtedness of Borrower to Lender pursuant to the subordination agreements satisfactory to Lender in all respects.

         4. Reporting Requirements. Until further notice from Lender to Borrower, Borrower shall submit to Lender on a weekly (rather than monthly) basis certifications of inventory, in form satisfactory to Lender in all respects.

         5. Upfront Commitment Fee. Upon execution of this Amendment, Borrower shall pay to Lender a non-refundable commitment fee of $10,000 (the "Upfront Fee").

         6. Unused Portion Commitment Fee. In addition to the Upfront Fee, Borrower shall pay to Lender a non-refundable commitment fee equal to one-quarter percent (1/4%) per annum of the average, unfunded portion of the Loan, payable monthly, in arrears, beginning June 1, 1996, and on the first day of every month thereafter.

         7. Waiver. Lender hereby waives compliance by Borrower with the financial covenants set forth in Sections 6.2 (Net Worth Requirements), Section
6.3 (Debt to Worth Ratio) and Section 6.4 (Interest Coverage Ratio) for any period ending prior to the effective date of this Amendment. This does not constitute a waiver of these covenants for any other period.

         8. Representations and Warranties. Borrower represents and warrants that the representations and warranties set forth in Article IV of the Agreement are true and correct on and as of the date of this Amendment, and that no default or Event of Default exists under the Agreement or any other documents executed in connection therewith.

         9. Miscellaneous. Except as amended hereby, the Agreement shall remain in full force and effect. Except as expressly set forth herein, this Amendment does not constitute a waiver of any default or Event of Default under the Agreement, whether or not Lender is aware of any such default or Event of Default.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    LENDER:

                                    FIRST AMERICAN NATIONAL BANK



                                    By: /s/  John D. Goodman
                                        ----------------------------
                                        Title:
                                               ---------------------



                                    BORROWER:

                                    RADIO SYSTEMS CORPORATION



                                    By: /s/  Randy Boyd
                                        ----------------------------
                                        Title: President
                                               ---------------------


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